Exhibit 99.3

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A ordinary shares, par value US$0.01 per share, Class B ordinary shares, par value US$0.01 per share and Class C ordinary shares, par value US$0.01 of BEST Inc., a company organized under the laws of the Cayman Islands.

It is understood and agreed that each of the parties hereto is responsible for the timely filing of such statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, but such party is not responsible for the completeness and accuracy of information concerning the other parties making the filing unless such party knows or has reason to believe that such information is inaccurate. It is understood and agreed that a copy of this agreement shall be attached as an exhibit to the statement on Schedule 13D, and any amendments thereto, filed on behalf of the parties hereto.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned hereby has executed this Agreement as of November 3, 2023.

Shao-Ning Johnny Chou

By:	/s/ Shao-Ning Johnny Chou

IN WITNESS WHEREOF, the undersigned hereby has executed this Agreement as of November 3, 2023.

George Chow

By:	/s/ George Chow

IN WITNESS WHEREOF, the undersigned hereby has executed this Agreement as of November 3, 2023.

Alibaba Group Holding Limited

By:	/s/ Jinwei Zhang
Name:	Jinwei Zhang
Title:	Authorized Signatory

IN WITNESS WHEREOF, the undersigned hereby has executed this Agreement as of November 3, 2023.

Alibaba Investment Limited

By:	/s/ Jinwei Zhang
Name:	Jinwei Zhang
Title:	Director

IN WITNESS WHEREOF, the undersigned hereby had executed this Agreement as of November 3, 2023.

Alibaba.com Hong Kong Limited

By:	/s/ Yingying Chen
Name:	Yingying Chen
Title:	Authorized Signatory

IN WITNESS WHEREOF, the undersigned hereby has executed this Agreement as of November 3, 2023.

Ali CN Investment Holding Limited

By:	/s/ Jinwei Zhang
Name:	Jinwei Zhang
Title:	Authorized Signatory

IN WITNESS WHEREOF, the undersigned hereby has executed this Agreement as of November 3, 2023.

Cainiao Smart Logistics Network Limited

By:	/s/ Lin Wan
Name:	Lin Wan
Title:	Director

IN WITNESS WHEREOF, the undersigned hereby has executed this Agreement as of November 3, 2023.

Cainiao Smart Logistics Investment Limited

By:	/s/ Lin Wan
Name:	Lin Wan
Title:	Director

IN WITNESS WHEREOF, the undersigned hereby has executed this Agreement as of November 3, 2023.

BJ Russell Holdings Limited

By:	/s/ Yahong Liang
Name:	Yahong Liang
Title:	Authorized Signatory

Hung Chris Hui

By:	/s/ Hung Chris Hui

Yahong Liang

By:	/s/ Yahong Liang